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                                                                     Exhibit 5.1

                               The MONY Group Inc.
                                  1740 Broadway
                               New York, NY 10019
                                 (212) 708-2000



                                                    August 5, 2002



The MONY Group Inc.
1740 Broadway
New York, New York 10019

Ladies and Gentlemen:

         I am Senior Vice President and General Counsel of The MONY Group Inc., a Delaware corporation (the "Company"). I am familiar with the Registration Statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, relating to the registration of up to 5,000,000 shares of the Company's common stock, par value $.01 per share (the "Shares") pursuant to The MONY Group Inc. 2002 Stock Option Plan (the "Plan").

         I or other in-house attorneys for the Company over whom I exercise general supervisory authority have reviewed such documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In making such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

         Based upon and subject to the limitations, assumptions, qualifications and exceptions set forth herein, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware; and

         2. When issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         I am a member of the bar of the State of New York and I do not express an opinion herein concerning any laws other than the laws of the United States of America and the General Corporation Law of the State of Delaware.

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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to me under Part II, Item 5 "Interest of Named Experts and Counsel" in the Registration Statement.

                                                      Very truly yours,



                                                          /s/ Bart Schwartz
                                                      ------------------------
                                                      Bart Schwartz
                                                      Senior Vice President and
                                                              General Counsel

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